                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              NORAND CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[LOGO]                                          NORAND CORPORATION
                                                550 SECOND STREET, SOUTHEAST
                                                CEDAR RAPIDS, IOWA 52401

                                                December 23, 1996

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Norand Corporation. This meeting will be held at the Beems Auditorium of the Cedar Rapids Public Library at 500 First Street, S.E., Cedar Rapids, Iowa, at 11:00 a.m. Cedar Rapids time on Wednesday, January 22, 1997.

     The attached Notice of 1997 Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. The Annual Report for the 1996 fiscal year is enclosed.

     We hope you will be able to attend the meeting. However, even if you anticipate attending in person, we urge you to mark, sign, date, and return the enclosed proxy card to ensure that your shares will be represented. If you attend, you will, of course, be entitled to vote in person.

                                          Sincerely,

                                          /s/ N. Robert Hammer
                                          N. ROBERT HAMMER
                                          Chairman, President, and Chief
                                          Executive Officer

                                    [LOGO]

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Norand Corporation:

     The Annual Meeting of Stockholders of Norand Corporation, a Delaware corporation (the "Company"), will be held at the Beems Auditorium of the Cedar Rapids Public Library at 500 First Street, S.E., Cedar Rapids, Iowa, on Wednesday, January 22, 1997, at 11:00 a.m., Cedar Rapids time, for the following purposes:

     (1) To elect five directors of the Company to hold office until the next annual meeting of stockholders;

     (2) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

     A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended August 31, 1996, also accompanies this Notice.

     The Board of Directors has fixed the close of business on November 25, 1996, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ James I. Johnson
                                          JAMES I. JOHNSON
                                          Secretary and General Counsel

Cedar Rapids, Iowa
December 23, 1996

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
              RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
                OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                               NORAND CORPORATION
                            550 SECOND STREET, S.E.
                            CEDAR RAPIDS, IOWA 52401

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Norand Corporation, a Delaware corporation (the "Company"), of proxies for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Wednesday, January 22, 1997, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about December 23, 1996.

     The Company's common stock, $.01 par value (the "Common Stock"), is the only issued and outstanding class of stock. Only stockholders of record at the close of business on November 25, 1996 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 7,665,844 shares of Common Stock (each, a "Share") outstanding and entitled to vote.

                          VOTING RIGHTS AND PROCEDURES

     Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

     Each Share is entitled to one vote. A majority of the issued and outstanding Shares entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not present or represented at the Annual Meeting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

     Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

     The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 1997 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Restated Certificate of Incorporation, the Company's By-laws or applicable law.

                             ELECTION OF DIRECTORS

     The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently five. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

     The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

     If a stockholder desires to nominate persons for election as directors at the next Annual Meeting of Stockholders written notice of such stockholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than November 13, 1997. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder making the nomination, (ii) a representation that the stockholder is a holder of record of stock in the Company entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to present the nomination, (iii) a statement of the class and number of shares beneficially owned by the stockholder, (iv) the name and address of any person to be nominated, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"), and (vii) the consent of such nominee to serve as a director of the Company if elected. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                   BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
                  NAME                      AGE                 AND OTHER INFORMATION
               ----------                   ---    -----------------------------------------------
N. Robert Hammer........................    54     Mr. Hammer has been Chairman, President and
                                                   Chief Executive Officer of the Company since
                                                   1988. Mr. Hammer received a Bachelor of Science
                                                   degree from Columbia University in 1965, and a
                                                   Master of Business Administration degree from
                                                   Columbia University in 1967.

Keith B. Geeslin........................    43     Mr. Geeslin has been a director of the Company
                                                   since 1988. Mr. Geeslin is a General Partner of
                                                   the Sprout Group, a division of DLJ Capital
                                                   Corporation, where he has been employed since
                                                   1984. In addition, he is a General Partner of
                                                   the general partner of a series of investment
                                                   funds managed by the Sprout Group. In addition
                                                   to the Company, Mr. Geeslin is a director of
                                                   Actel Corporation, SDL, Inc., and several
                                                   privately-held companies. Mr. Geeslin received
                                                   a Bachelor of Science, Electrical Engineering
                                                   degree from Stanford University in 1975, a
                                                   Master of Arts, Philosophy, Politics and
                                                   Economics degree from Oxford University in
                                                   1977, and a Master of Science, Engineering-
                                                   Economic Systems degree from Stanford
                                                   University in 1978.

                                                   BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
                  NAME                      AGE                 AND OTHER INFORMATION
               ----------                   ---    -----------------------------------------------
Charles G. Moore III....................    53     Mr. Moore has been a director of the Company
                                                   since 1988 and Senior Director since January
                                                   1996. Since March 1994, Mr. Moore has been
                                                   president of Little Diamond Island Enterprises,
                                                   a venture capital investment firm. Mr. Moore
                                                   was Chairman and Chief Executive Officer of
                                                   Digital Communications Associates, Inc., a
                                                   manufacturer of hardware and software products
                                                   for the personal computer networking
                                                   environment, from November 1993 to March 1994.
                                                   From January 1982 to June 1993 Mr. Moore was a
                                                   General Partner of Welsh, Carson, Anderson &
                                                   Stowe, a venture capital investment firm. Mr.
                                                   Moore serves on the board of directors of one
                                                   privately-held company. Mr. Moore received a
                                                   Bachelor of Arts, Mathematics degree from
                                                   Dartmouth College in 1965 and Master of Science
                                                   and Ph.D., Computer and Communications degrees
                                                   from the University of Michigan in 1967 and
                                                   1971, respectively. From 1972 to 1975, Mr.
                                                   Moore served on the faculty of Cornell
                                                   University in the Department of Computer
                                                   Science.

Fred W. Wenninger.......................    57     Mr. Wenninger has been a director of the
                                                   Company since 1989. Since August 1995, Mr.
                                                   Wenninger has served as President and Chief
                                                   Executive Officer of Keytronic Corp., a
                                                   manufacturer of computer keyboards. From May
                                                   1989 to December 1993, Mr. Wenninger was
                                                   President and from May 1989 to October 1993 he
                                                   was also Chief Executive Officer of Iomega
                                                   Corporation, a computer disk drive
                                                   manufacturer. Mr. Wenninger is also a director
                                                   of Keytronic Corp. and Hach Company. Mr.
                                                   Wenninger received a Bachelor of Science,
                                                   Physics degree and Master of Science and Ph.D.,
                                                   Engineering degrees from Oklahoma State
                                                   University in 1959, 1962 and 1964,
                                                   respectively.

Hatim A. Tyabji.........................    51     Mr. Tyabji has been a director of the Company
                                                   since March 1995. Mr. Tyabji is Chairman,
                                                   President and Chief Executive Officer of
                                                   VeriFone, Inc., a global provider of
                                                   transaction automation solution for the
                                                   delivery of electronic payment services; he has
                                                   been President and CEO since 1986 and Chairman
                                                   since 1992. Mr. Tyabji earned a Bachelor of
                                                   Science, Electrical Engineering degree from the
                                                   College of Engineering in Porrna, India, in
                                                   1967, a Master of Science, Electrical
                                                   Engineering degree from the State University of
                                                   New York at Buffalo in 1969, and a Master of
                                                   Business Administration from Syracuse
                                                   University in 1975. Mr. Tyabji is also a
                                                   graduate of the Stanford Executive Program.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended August 31, 1996, the Board of Directors met eight times, the Audit Committee met three times, and the Compensation Committee met four times. During 1996, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

     The duties of the Audit Committee are to review the scope of the annual audit and interim procedures with the independent auditors; consult with the auditors during any annual audit or interim procedures on any situation that the auditors deem advisable for resolution prior to the completion of the audit or procedures; meet with the auditors to appraise the effectiveness of the audit effort; determine that no restrictions were placed by management on the scope of the examination or its implementation; inquire into the effectiveness of the Company's accounting and internal control functions; review with the auditors and management any registration statement in connection with the public offering of securities and such other financial reports as the committee or the Board of Directors deems advisable; report to the Board of Directors on the results of the committee's activities; and recommend to the Board of Directors any changes in the appointment of independent auditors that the committee deems to be in the best interest of the Company and its stockholders. The members of the Audit Committee are Messrs. Geeslin and Moore.

     The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers; to exercise the authority of the Board of Directors concerning the Company's benefit plans, including those plans limited in application to the Company's officers and senior management; to serve as the administration committee of the Company's compensation plans; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Geeslin, Moore, and Tyabji.

                 OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

     The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company,
(ii) the five executive officers of the Company named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table,"
(iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock, in each case as of November 8, 1996 (unless otherwise noted). The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                    COMMON STOCK
                                                                    BENEFICIALLY     PERCENTAGE
                               NAME                                   OWNED(1)      OWNERSHIP(1)
------------------------------------------------------------------  ------------    ------------
N. Robert Hammer(2)...............................................      286,509          3.74%
Keith B. Geeslin(3)...............................................        9,600             *
Charles G. Moore III(4)...........................................       18,382             *
Fred W. Wenninger(5)..............................................        7,665             *
Hatim A. Tyabji(6)................................................        1,700             *
Scott D. Mercer(7)................................................        5,139             *
Alan G. Bunte(8)..................................................       25,842             *
John A. Niemzyk(9)................................................        8,048             *
Thomas O. Miller(10)..............................................       36,880             *
All directors and executive officers as a group (11
  persons) (11)...................................................      407,671          5.32%
Kopp Investment Advisors, Inc.(12)................................    2,265,014         29.55%

---------------

   * Represents less than 1% of the outstanding shares of Common Stock.

 (1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

 (2) Includes 125,010 shares of Common Stock issuable upon exercise of options. Also includes 1,566 shares of Common Stock owned by members of Mr. Hammer's immediate family that may be deemed to be beneficially owned by Mr. Hammer.

 (3) Includes 3,800 shares of Common Stock issuable upon exercise of options.

 (4) Includes 8,800 shares of Common Stock issuable upon exercise of options.

 (5) Includes 6,065 shares of Common Stock issuable upon exercise of options. Also includes 100 shares of Common Stock held by Mr. Wenninger's wife that may be deemed to be beneficially owned by Mr. Wenninger.

 (6) Includes 1,700 shares of Common Stock issuable upon exercise of options.

 (7) Includes 5,139 shares of Common Stock issuable upon exercise of options.

 (8) Includes 21,700 shares of Common Stock issuable upon exercise of options.

 (9) Includes 7,470 shares of Common Stock issuable upon exercise of options.

(10) Includes 26,748 shares of Common Stock issuable upon exercise of options.

(11) Includes 218,136 shares of Common Stock issuable upon exercise of options.

(12) Kopp Investment Advisors, Inc. ("Kopp") filed a Schedule 13G with the Commission indicating beneficial ownership of shares of Common Stock. According to the Schedule 13G and to information supplied to the Company by Kopp, (i) Kopp has shared dispositive power with respect to 2,215,014 shares of Common Stock it beneficially owns and sole dispositive power with respect to 50,000 shares of Common Stock it beneficially owns and (ii) Kopp has sole voting power with respect to 181,000 shares of Common Stock beneficially owned. The number of shares beneficially owned by Kopp is indicated as of October 24, 1996. The address of Kopp is 6600 France Ave. S., #672, Edina, MN 55435.

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 1996 fiscal year all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that Mr. John A. Niemzyk and Mr. Scott D. Mercer each filed one report late.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the fiscal year ended August 31, 1996, and the prior two fiscal years paid or awarded to those persons who were, at August 31, 1996: (i) the Company's chief executive officer, and (ii) the Company's four most highly compensated executive officers other than the chief executive officer (collectively, including the Company's chief executive officer, the "Named Executive Officers").

                                                                                  LONG-TERM COMPENSATION
                                                                              -------------------------------
                                                                                     AWARDS           PAYOUTS
                                                 ANNUAL COMPENSATION          ---------------------   -------
                                           --------------------------------   RESTRICTED
                                                               OTHER ANNUAL     STOCK      OPTIONS/    LTIP      ALL OTHER
             NAME AND                      SALARY     BONUS    COMPENSATION     AWARDS       SARS     PAYOUTS   COMPENSATION
        PRINCIPAL POSITION          YEAR     ($)       ($)        ($)(1)         ($)         (#)        ($)         ($)
----------------------------------  ----   -------   -------   ------------   ----------   --------   -------   ------------
N. Robert Hammer                    1996   340,000     --         --            0           35,100      0           8,269(3)
Chief Executive Officer             1995   313,333     --         --            0           20,000 (2)  0           7,540(3)
                                    1994   300,000   143,000      --            0           12,000      0           6,924(3)

Thomas O. Miller                    1996   200,000     --         --            0           22,975      0           5,592(5)
Senior Vice President               1995   160,113    17,341      --            0            8,500 (4)  0           5,588(5)
                                    1994   141,251    80,000      --            0            8,800      0           5,546(5)

Scott D. Mercer                     1996   152,838    50,760      --            0           16,760      0               0
Vice President, Norand              1995    93,684    61,260      --            0            4,700 (6)  0               0
International Corporation           1994    74,448    18,485      --            0              500      0               0

Alan G. Bunte                       1996   139,833     --         --            0           14,285      0           4,635(8)
Vice President, Strategic Planning  1995   129,833    20,000      --            0            7,000 (7)  0           5,465(8)
                                    1994   121,500    41,000      --            0            --         0           3,657(8)

John A. Niemzyk                     1996   133,752     --         --            0           25,415      0           5,491(10)
Vice President, Operations and      1995   117,153    28,000      --            0            4,400 (9)  0           4,883(10)
Information Technology and Chief    1994    98,208    26,000      --            0            1,300      0           4,820(10)
Information Officer

---------------

 (1) During the fiscal years covered, no Named Executive Officer received any other annual compensation in an aggregate amount exceeding the lesser of either $50,000 or 10% of his total annual salary and bonus reported in the preceding two columns.

 (2) Represents 20,000 options originally authorized pursuant to the Company's Long-Term Performance Program on March 31, 1995, at an exercise price of $35.00, and subsequently cancelled and reissued on May 3, 1995, at a repriced exercise price of $30.25.

 (3) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan of $4,750 in 1996, $4,620 in 1995, and $4,620 in 1994, and represents the value of term life insurance provided in excess of $50,000 of $3,519 in 1996, $2,920 in 1995, and $2,304 in 1994.

 (4) Represents 8,500 options originally authorized pursuant to the Company's Long-Term Performance Program on March 31, 1995, at an exercise price of $35.00, and subsequently cancelled and reissued on May 3, 1995, at a repriced exercise price of $30.25.

 (5) Represents the Company's matching contribution to the Company's Section 401(k) deferred compensation plan of $4,724 in 1996, $5,058 in 1995, and $5,171 in 1994, and represents the value of term life insurance provided in excess of $50,000 of $867 in 1996, $530 in 1995, and $375 in 1994.

 (6) Represents 700 options originally authorized pursuant to the Company's Long-Term Performance Program on March 31, 1995, at an exercise price of $35.00, and subsequently cancelled and reissued on May 3, 1995, at a repriced exercise price of $30.25 plus an additional 4,000 options issued on May 17, 1995, at an exercise price of $33.00.

 (7) Represents 7,000 options originally authorized pursuant to the Company's Long-Term Performance Program on March 31, 1995, at an exercise price of $35.00, and subsequently cancelled and reissued on May 3, 1995, at a repriced exercise price of $30.25.

 (8) Represents the Company's matching contribution to the Company's 401(k) deferred compensation plan of $4,219 in 1996, $5,142 in 1995, and $3,453 in 1994, and represents the value of term life insurance provided in excess of $50,000 of $416 in 1996, $322 in 1995, and $204 in 1994.

 (9) Represents 1,400 options originally authorized pursuant to the Company's Long-Term Performance Program on March 31, 1995, at an exercise price of $35.00, and subsequently cancelled and reissued on May 3, 1995, at a repriced exercise price of $30.25 plus an additional 3,000 options issued on June 12, 1995, at an exercise price of $36.13.

(10) Represents the Company's matching contribution to the Company's 401(k) deferred compensation plan of $5,198 in 1996, $4,620 in 1995, and $4,620 in 1994, and represents the value of term life insurance provided in excess of $50,000 of $293 in 1996, $263 in 1995, and $200 in 1994.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table summarizes the grants of stock options awarded to the Named Executive Officers during the fiscal year ended August 31, 1996, under the Company's 1989 Stock Option Plan and the Company's Long-Term Performance Program.

                                                                                                 POTENTIAL
                                                                                                 REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                  INDIVIDUAL GRANTS                             STOCK PRICE
                             ------------------------------------------------------------     APPRECIATION FOR
                                              % OF TOTAL        EXERCISE                       OPTION TERM(2)
                             OPTIONS/SARS    OPTIONS/SARS        PRICE         EXPIRATION    ------------------
           NAME               GRANTED(#)       GRANTED         ($/SH)(1)          DATE        5%($)     10%($)
---------------------------  ------------    ------------    --------------    ----------    -------    -------
N. Robert Hammer...........     35,100           6.31%            16.50          03/28/06    364,224    923,016
Thomas O. Miller...........      7,500           1.35%            18.00          02/05/06     84,901    215,155
Thomas O. Miller...........     15,475           2.78%            16.50          03/28/06    160,580    406,943
Alan G. Bunte..............      5,000           0.90%            18.00          02/05/06     56,600    143,437
Alan G. Bunte..............      9,285           1.67%            16.50          03/28/06     96,348    244,165
Scott D. Mercer............     10,000           1.80%            18.00          02/05/06    113,201    286,874
Scott D. Mercer............      6,760           1.22%            16.50          03/28/06     70,147    177,766
John A. Niemzyk............     20,000           3.60%            13.25          01/24/06    166,657    422,342
John A. Niemzyk............      5,415           0.97%            16.50          03/28/06     56,190    142,397

---------------
(1) The exercise price equals the last reported sale price of the Common Stock on the Nasdaq National Market System on the date of grant of the options.

(2) The potential realizable dollar value of a grant is the product of: (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%), and (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended August 31, 1996, and the value at August 31, 1996, of unexercised options.

                                                                           NUMBER OF           VALUE($) OF
                                                                          UNEXERCISED      UNEXERCISED IN-THE-
                                                                          OPTIONS AT        MONEY OPTIONS AT
                                                                        AUGUST 31, 1996      AUGUST 31, 1996
                                            SHARES                      ---------------    -------------------
                                          ACQUIRED ON       VALUE        EXERCISABLE/         EXERCISABLE/
                 NAME                     EXERCISE(#)    REALIZED($)     UNEXERCISABLE        UNEXERCISABLE
---------------------------------------   -----------    -----------    ---------------    -------------------
N. Robert Hammer.......................          0               0       112,629/69,971          658/12,504
Thomas O. Miller.......................          0               0        23,422/39,153           290/5,513
Alan G. Bunte..........................          0               0        19,193/20,014        10,033/3,308
Scott D. Mercer........................          0               0         3,996/19,484           127/2,408
John A. Niemzyk........................          0               0         5,914/27,245       39,595/67,179

COMPENSATION OF DIRECTORS

     Non-employee members of the Board of Directors, except Mr. Moore, receive an annual fee of $12,000 (payable $3,000 per quarter) as compensation for their services as directors, a fee of $1,000 for each board meeting attended in person and $750 for each committee meeting attended in person. Mr. Moore serves as Lead Director of the Board of Directors. Mr. Moore receives an annual fee of $24,000 (payable $6,000 per quarter) as compensation for his services as Lead Director, a fee of $2,000 for each board meeting attended in person and $750 for each committee meeting attended in person. Directors are also reimbursed for reasonable costs associated with attendance at board and committee meetings.

     Non-employee members of the Board of Directors also participate in the Company's Stock Option Plan for Non-Employee Directors (the "Plan"), which was adopted by the Board of Directors effective March 16, 1994 (the "Effective Date"), and approved by the stockholders as of December 16, 1994. Pursuant to the Plan, each individual who was a non-employee director as of the Effective Date (Messrs. Geeslin, Moore, and Wenninger) was granted an option to purchase 6,000 shares of Common Stock as of the Effective Date, and each individual who became a non-employee director after the Effective Date was granted an option to purchase 5,000 shares of Common Stock as of the date of his initial appointment as a non-employee director (in each case, the "Initial Grant"). Each non-employee director who continues as a director is automatically granted an option to purchase 2,000 shares of Common Stock on each anniversary of his Initial Grant. In addition, Mr. Moore is automatically granted an additional option to purchase 2,000 shares of Common Stock on each anniversary of his Initial Grant. Options awarded under the Plan become exercisable with respect to one-twentieth of the total shares as of the last day of each quarter anniversary of the date of the award, with the exception of the options awarded in the Initial Grant to non-employee directors who became directors after the Effective Date, which become exercisable with respect to one-fifth of the shares on the first anniversary date of the award and thereafter as to one-twentieth of the total shares as of the last day of each quarter anniversary. Each such option awarded under the Plan bears an exercise price per share of Common Stock equal to the greater of par value or the fair market value of Common Stock on the date the option is granted.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company's employment policy provides that upon termination, with certain exceptions, each of the Company's vice presidents is entitled to severance pay in the amount of six months pay plus one additional month's pay for each year of service to the Company, not to exceed a combined total of 18 months. In the event of a change in control, enhanced severance may be payable in the event of termination following a change in control on account of certain events, such as elimination of a position, adverse change in duties or compensation, or change in job location. The enhanced severance for vice-presidents is generally equal to two times the employee's annual salary plus bonus, continuation of employee benefits and outplacement services. The Company has entered into an employment agreement with each Named Executive Officer. Each of the agreements contain provisions for payment of a base salary plus bonus, an automobile allowance and reimbursement of certain expenses relating to relocating to Cedar Rapids, Iowa. In addition, pursuant to his employment agreement, Mr. Hammer was granted options for 129,156 shares of Common Stock vesting over a 55-month period beginning April 18, 1989. Mr. Hammer is also entitled pursuant to his employment agreement to termination payments of six months' salary, subject to certain exceptions.

     The Company and Mr. Hammer are also parties to a Change in Control Benefit Agreement pursuant to which Mr. Hammer is entitled to certain benefits in the event of a change in control. Mr. Hammer may be entitled to accelerate up to 100,000 options upon the occurrence of a change in control, if such acceleration does not have an adverse effect on the pooling-of-interest method of accounting. The agreement generally provides that if it is determined that the accelerated vesting upon a change in control of a stock option awarded to Mr. Hammer on September 24, 1996 would be subject to the excise tax imposed by section 4999 of the Code, Mr. Hammer will be entitled to a tax-gross up payment in an amount equal to the amount of the excise tax attributable to the accelerated vesting of the option, taxes incurred by Mr. Hammer on the excise tax and any interest or penalties incurred by Mr. Hammer with respect to such excise tax. Pursuant to the Company's

Long-Term Performance Program, Mr. Hammer was awarded 100,000 options at an exercise price of $16.00 on September 24, 1996.

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

     Under the direction of the Compensation Committee, the Company has implemented compensation practices that seek to enhance the performance of the Company and increase its value to all stockholders. In order to provide information on the compensation practices of the Company, the Compensation Committee has furnished the following report on executive compensation:

Compensation Philosophy

     The Compensation Committee has devoted considerable attention to developing the Company's compensation philosophy which embodies four primary objectives:

          1. to provide incentives based on value delivered to the Company's stockholders and customers;

          2. to connect individual executive pay action with performance;

          3. to maintain a system of rewards that is competitive with industry standards; and

          4 to attract, motivate, and retain executives of the highest quality.

     The Company's compensation programs reflect the Compensation Committee's commitment to the mission, values, and performance of the Company. Continual review and refinement of the Company's compensation practices in response to the changing business environment will serve to reinforce this commitment.

     The most important performance yardstick in the Company's compensation program is the Company's ability to deliver value to stockholders through appreciation in share price. On an ongoing basis, the Compensation Committee will test and refine the compensation program to ensure a high correlation between level of compensation and return to stockholders. The Compensation Committee measures the correlation between executive compensation and return to stockholders as a function of Company operating income levels, the performance of operating divisions, and individual performance. Certain goals are set, reviewed, and approved by the Chairman and CEO, and weighted. Achievement of goals triggers executive compensation. Goals include Company operating income threshold levels, sales levels, business and product strategy development, cycle time, total project cost, development and implementation of global support strategies, net contributions margin, expense reduction, and days' sales outstanding objectives. Achieving desirable stockholder returns over a sustained period of time requires management's attention to a number of financial and non-financial strategic elements which enables the Company to focus on the current and long-term requirements of the customer. The Company's compensation program, therefore, focuses executives on actions that directly impact stockholder return in the short-term and long-term and serve the needs of the Company's customers. The impact of executives' actions is measured in terms of profit growth, earnings per share, asset management, and strategic product development and positioning.

     The Compensation Committee uses multiple sources of information to evaluate and establish appropriate compensation practices. While using multiple sources, the Compensation Committee relies on data from benchmark companies within the computer/peripherals industry to assess the Company's relative performance and compensation levels. Benchmark companies were selected by matching multiple criteria including product lines, markets served, revenue size, revenue source, and comparable operations. Consistent with the Compensation Committee's objectives, the Compensation Committee will position its executive compensation targets competitively with the benchmark companies. Annual executive compensation will be below, at or above the competitive target depending on individual and Company performance. Company and individual performance is measured primarily as a function of Company operating income, with thresholds set at the beginning of each fiscal year by the Board of Directors, through the planning and budgeting process.

     The Company's executive compensation program has three components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future performance.

     The Compensation Committee strongly believes that incentive compensation should only be awarded with commensurate performance. The Compensation Committee has approved compensation plans which include high minimum levels of performance to ensure that incentives are paid only when truly earned.

Description of Compensation Programs

     The following briefly describes the role of each element of compensation:

     Base Salary

     Base salary will be at levels sufficient to attract and retain qualified executives. To accomplish these goals, the Compensation Committee has generally targeted base salaries within a competitive range of average base salaries for similar positions in benchmark companies within the computer/peripheral industry. Aggregate base salary increases are intended to parallel increases in the pay levels of the computer/peripheral industry as a whole. Individual executive salary increases will strongly reflect the individual's level of performance as measured against the individual and Company goals discussed above and, to a lesser extent, trends within the industry which reflect salary and total compensation trends in a growth industry.

     Annual Incentive

     The Company's executive annual incentive plan serves to recognize and reward executives for taking actions that build the value of the Company, generate competitive total returns to stockholders, and provide value-added solutions to the Company's customers. The formula for annual incentive awards recognizes operational and financial goals of significance to the Company. Payments are made based on a combination of corporate and individual performance. Achieving a minimal Company operating income goal is a pre-condition for the awarding of any incentive awards. Individual annual incentive awards are conditioned on achieving certain pre-set objectives.

     Long-Term Incentives

     The Company's Long-Term Performance Program serves to reward executive performance in successfully executing the long-term business strategy and building stockholder value. The program allows for the awarding of incentive stock options, non-qualified stock options, and performance restricted stock. During fiscal year 1996, only stock options were granted to the Company's executive officers. Participation and target awards are determined by the Compensation Committee by benchmarking the Company's performance against other companies within the computer/peripheral industry and against companies providing similar products and services. Awards are based on performance and individual responsibility. Criteria include: performance expectations versus results, significant and strategic contributions towards performance of the Company, and unique core competencies essential to the achievement of the Company's business mission. Awards may exceed targets if all criteria are met.

Compensation Administration

     The Compensation Committee follows an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on an annual performance evaluation process.

Discussion of CEO Compensation

     Consistent with the Company's compensation philosophy, the Compensation Committee managed Mr. Hammer's total compensation during fiscal year 1996 based on overall performance of the Company and on relative levels of compensation for CEOs within the benchmark companies in the computer/peripheral industry. In particular, Mr. Hammer's compensation is based on achievement of goals relating to earnings per share, profit and revenue growth, strategic product development and positioning, and asset management.

     Mr. Hammer is eligible for an annual incentive award of 50% of his base salary, provided that the Company achieves certain revenue and operating income growth thresholds. In fiscal year 1996, Mr. Hammer received no annual incentive award.

     The Compensation Committee took the following fiscal year 1996 compensation actions for Mr. Hammer:

          1. effective September 1, 1995, the Compensation Committee approved a base salary of $340,000 per year.

          2. granted on May 29, 1996, an incentive stock option to purchase 35,100 shares of Common Stock at $16.50 per share. The option will vest 1/20th each quarter through May 29, 2001.

     The primary purpose of this grant was to motivate Mr. Hammer to successfully execute the Company's long-term business strategy and to build stockholder value.

                                          COMPENSATION COMMITTEE,

                                          Keith B. Geeslin
                                          Charles G. Moore III
                                          Hatim A. Tyabji

PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total stockholder return on its Common Stock since February 2, 1993, the date that the Common Stock began trading, with the cumulative total return of Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Technology Sector Index. These comparisons assume the investment of $100 on January 31, 1993, in each index and on February 1, 1993, in the Company's Common Stock and the reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD          NORAND COR-                    S&P HIGH TECH
    (FISCAL YEAR COVERED)          PORATION         S&P 500        COMPOSITE
            2/01/93                  100             100             100
            2/93                     116             101             103
            5/93                     126             104             108
            8/93                     152             108             109
            11/93                    160             108             114
            2/94                     202             110             126
            5/94                     237             108             122
            8/94                     215             113             131
            11/94                    216             109             133
            2/95                     253             118             146
            5/95                     213             130             175
            8/95                     248             138             199
            11/95                     95             149             203
            2/96                     116             159             214
            5/96                     132             167             232
            8/96                     109             164             222



     The Board of Directors has selected Arthur Andersen LLP as the independent accountant of the Company. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                           PROXY SOLICITATION EXPENSE

     The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. In addition, the Company may retain a proxy solicitation firm to assist in the solicitation of proxies for a fee of approximately $5,000 plus expenses. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders must be received in writing by the secretary of the Company at the principal executive offices of the Company no later than August 15, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders.

     The Company anticipates that its next annual meeting of stockholders will be held in January 1998. If a stockholder desires to submit a proposal for consideration at the next annual meeting of stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than November 13, 1997. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition, the notice must set forth the reasons for conducting such proposed business at the annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the annual meeting of stockholders will not be considered.

                                          By order of the Board of Directors,

                                          /s/ James I. Johnson
                                          JAMES I. JOHNSON
                                          Secretary and General Counsel

Cedar Rapids, Iowa
December 23, 1996

Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

[  X  ]    Please mark
           votes as in this
           example.




    The Board of Directors recommends a vote FOR the nominees as directors.

                        FOR         WITHHELD

1.  Election of       [     ]       [      ]            I will Attend   [    ]
    Directors                                           Meeting
(see reverse side)
                                                        Change of
                                                        Address
                                                        On Reverse Side [    ]


For, except vote withheld from the following nominee(s):

--------------------------------------------------------



                Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                ---------------------------------------------------------------

                ---------------------------------------------------------------
                SIGNATURE(S)                               DATE

                            - FOLD AND DETACH HERE -




                         ANNUAL MEETING OF STOCKHOLDERS
                               NORAND CORPORATION
                               BEEMS AUDITORIUM,
                          CEDAR RAPIDS PUBLIC LIBRARY
                             500 FIRST STREET, S.E.
                               CEDAR RAPIDS, IOWA
                         JANUARY 22, 1997, AT 11:00 AM



                                   P R O X Y


                               NORAND CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING ON JANUARY 22, 1997


          The undersigned hereby constitutes and appoints James I. Johnson his true and lawful agent and proxy with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders of NORAND CORPORATION to be held at Beems Auditorium of the Cedar Rapids Public Library at 500 First Street S.E., Cedar Rapids, Iowa, on Wednesday, January 22, 1997, and at any adjournments thereof, on all matters coming before said meeting.

Election of Directors, Nominees:               (change of address/comments)

N. Robert Hammer, Keith B. Geeslin,     ---------------------------------------
Charles G. Moore III, Fred W.           ---------------------------------------
Wenninger and Hatim A. Tyabji.          ---------------------------------------

                                        (If you have written in the above space,
                                         please mark the corresponding box on
                                         the reverse side of this card.)


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED AND
IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS. IF NOT
OTHERWISE SPECIFIED, SHARES WILL BE VOTED IN ACCORDANCE WITH THE
BOARD OF DIRECTOR'S RECOMMENDATIONS. THE PROXIES CANNOT VOTE
YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.
                                                            -----------------
                                                                SEE REVERSE
                                                                   SIDE
                                                            -----------------


                            - FOLD AND DETACH HERE -